Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended March 31, 2021

Q1 HIGHLIGHTS

•Recurring revenue of $248 million, up 1% from Q1 2020

•Revenue of $285 million, down 2% from Q1 2020

•Adjusted EBITDA of $45 million, up 19% from Q1 2020

•Net adjusted EBITDA margin increased to 23% from 19% in Q1 2020

•Cash flow from operations of $70 million, up 22% from Q1 2020

•Net loss of $2 million compared to a net loss of $24 million in Q1 2020

MIAMI, FLA — May 6, 2021 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment solutions and software, today announced financial results for the quarter ended March 31, 2021.

“ACI’s focus on execution continues to pay off, as demonstrated by our first quarter results. Despite significant and expected pandemic-related headwinds, new contract signings, revenue and adjusted EBITDA were above our expectations in the quarter,” said Odilon Almeida, president and CEO of ACI Worldwide. “As we progress on our strategy amid an improving economic outlook, we anticipate strong second half 2021 performance which will enable us to achieve the Rule of 40 for the first year ever. We are pleased by the positive feedback we have received on our strategic initiatives from new and existing customers and are excited about our pipeline of mission-critical real-time payment solutions we are delivering globally. The implementation of our three-pillar strategy is taking hold and we remain committed to maximizing shareholder value.”

Q1 2021 FINANCIAL SUMMARY
Annual recurring revenue “ARR”’ from new sales, defined as the annual revenue expected to be generated from new accounts, new applications, and add-on sales contracts signed in the quarter was $10 million, down from $14 million in Q1 2020 as last year’s bookings had minimal impact from COVID-19 delays.

Recurring revenue was $248 million, up 1% from Q1 2020. Total revenue in the quarter was $285 million, down 2% compared to Q1 2020 primarily due to headwinds from the COVID-19 pandemic.

Adjusted EBITDA in the quarter increased 19% to $45 million compared to $38 million in Q1 2020. Net adjusted EBITDA margin increased to 23% in the quarter, compared to 19% in Q1 2020. Net loss in the quarter of $2 million improved compared to a net loss of $24 million in Q1 2020.

Merchant segment revenue grew 22% to $39 million and Merchant segment EBITDA increased 129% compared to Q1 2020. Biller segment revenue declined 2% to $151 million, while Biller segment EBITDA increased 13%. Bank segment revenue decreased 9% to $96 million primarily due to COVID-19-related delays in purchasing decisions by bank customers, and Bank segment EBITDA decreased 12%.

Cash flows from operating activities in the quarter were $70 million, up 22% from $58 million in Q1 2020. ACI ended the quarter with $185 million in cash on hand and $459 million available on our credit facility. The company paid down $25 million in debt in the quarter.

REAFFIRMING 2021 GUIDANCE
We expect COVID-19-related headwinds to persist through the first half of 2021, and for growth to accelerate to the mid-single digits in the second half of the year. For the full year 2021, we continue to expect adjusted EBITDA to be in the range of $375 million to $385 million with net adjusted EBITDA margin expansion. We expect revenue to be between $295 million and $305 million and adjusted EBITDA of $50 million to $60 million in Q2 2021.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Management will host a conference call at 8:30 am ET today to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117. Please provide your name, the conference name ACI Worldwide, Inc. and conference code 2224449. There will be a replay of the call available for two weeks at (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.

About ACI Worldwide
ACI Worldwide is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

© Copyright ACI Worldwide, Inc. 2021.

ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft
SVP, Head of Strategy and Finance
ACI Worldwide
239-403-4627
john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).
•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation.

Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, expectations regarding: (i) our expected strong second half 2021 performance which will enable us to achieve the rule of 40 for the first year ever; (ii) our excitement about our pipeline of mission-critical real-time payment solutions we are delivering globally and our commitment to maximizing shareholder value; (iii) our expectations for COVID-19-related headwinds to persist through the first half of 2021, and for growth to accelerate to the mid-single digits in the second half of the year; (iv) our expectations for full year adjusted EBITDA; and (v) our expectations for Q2 2021 revenue and adjusted EBITDA.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, events outside of our control including natural disasters, wars, and outbreaks of disease, our ability to attract and retain senior management personnel and skilled technical employees, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, and volatility in our stock price. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$184,364	$165,374
Receivables, net of allowances	280,386	342,879
Settlement assets	435,066	605,008
Prepaid expenses	32,181	24,288
Other current assets	24,255	17,365
Total current assets	956,252	1,154,914
Noncurrent assets
Accrued receivables, net	199,590	215,772
Property and equipment, net	62,742	64,734
Operating lease right-of-use assets	40,548	41,243
Software, net	190,940	196,456
Goodwill	1,280,226	1,280,226
Intangible assets, net	311,975	321,983
Deferred income taxes, net	63,766	57,476
Other noncurrent assets	54,158	54,099
TOTAL ASSETS	$3,160,197	$3,386,903
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$37,276	$41,223
Settlement liabilities	434,520	604,096
Employee compensation	35,486	48,560
Current portion of long-term debt	34,294	34,265
Deferred revenue	105,822	95,849
Other current liabilities	68,721	81,612
Total current liabilities	716,119	905,605
Noncurrent liabilities
Deferred revenue	31,378	33,564
Long-term debt	1,097,158	1,120,742
Deferred income taxes, net	37,956	40,504
Operating lease liabilities	37,670	39,958
Other noncurrent liabilities	42,199	39,933
Total liabilities	1,962,480	2,180,306
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	670,018	682,431
Retained earnings	1,001,545	1,003,490
Treasury stock	(378,987)	(387,581)
Accumulated other comprehensive loss	(95,561)	(92,445)
Total stockholders’ equity	1,197,717	1,206,597
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,160,197	$3,386,903

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues
Software as a service and platform as a service	$195,746	$192,950
License	21,202	28,129
Maintenance	52,363	53,280
Services	15,875	17,126
Total revenues	285,186	291,485
Operating expenses
Cost of revenue (1)	159,485	165,837
Research and development	34,514	39,024
Selling and marketing	28,138	30,083
General and administrative	27,775	35,926
Depreciation and amortization	31,584	31,898
Total operating expenses	281,496	302,768
Operating income (loss)	3,690	(11,283)
Other income (expense)
Interest expense	(11,475)	(17,171)
Interest income	2,854	2,900
Other, net	(1,382)	(9,758)
Total other income (expense)	(10,003)	(24,029)
Loss before income taxes	(6,313)	(35,312)
Income tax benefit	(4,368)	(10,885)
Net loss	$(1,945)	$(24,427)
Loss per common share
Basic	$(0.02)	$(0.21)
Diluted	$(0.02)	$(0.21)
Weighted average common shares outstanding
Basic	117,491	116,006
Diluted	117,491	116,006
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,945)	$(24,427)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	5,416	5,825
Amortization	28,167	27,997
Amortization of operating lease right-of-use assets	2,345	3,556
Amortization of deferred debt issuance costs	1,182	1,212
Deferred income taxes	(6,078)	(10,413)
Stock-based compensation expense	6,703	6,950
Other	(106)	650
Changes in operating assets and liabilities:
Receivables	76,135	48,699
Accounts payable	(2,808)	(6,087)
Accrued employee compensation	(12,725)	6,985
Deferred revenue	8,152	22,495
Other current and noncurrent assets and liabilities	(34,315)	(25,942)
Net cash flows from operating activities	70,123	57,500
Cash flows from investing activities:
Purchases of property and equipment	(4,346)	(3,597)
Purchases of software and distribution rights	(8,053)	(6,541)
Net cash flows from investing activities	(12,399)	(10,138)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,052	947
Proceeds from exercises of stock options	2,799	400
Repurchase of stock-based compensation awards for tax withholdings	(14,206)	(10,973)
Repurchases of common stock	—	(28,881)
Proceeds from revolving credit facility	—	30,000
Repayment of revolving credit facility	(15,000)	(39,000)
Repayment of term portion of credit agreement	(9,738)	(9,737)
Payments on or proceeds from other debt, net	(3,600)	(3,593)
Net cash flows from financing activities	(38,693)	(60,837)
Effect of exchange rate fluctuations on cash	(41)	11,201
Net increase (decrease) in cash and cash equivalents	18,990	(2,274)
Cash and cash equivalents, beginning of period	165,374	121,398
Cash and cash equivalents, end of period	$184,364	$119,124

Adjusted EBITDA (millions)	Three Months Ended March 31,
	2021	2020
Net loss	$(1.9)	$(24.4)
Plus:
Income tax benefit	(4.4)	(10.9)
Net interest expense	8.6	14.3
Net other expense	1.4	9.8
Depreciation expense	5.4	5.8
Amortization expense	28.2	28.0
Non-cash stock-based compensation expense	6.7	7.0
Adjusted EBITDA before significant transaction-related expenses	$44.0	$29.6
Significant transaction-related expenses:
Employee related actions	$0.8	$8.2
Other	0.4	0.3
Adjusted EBITDA	$45.2	$38.1
Revenue, net of interchange:
Revenue	$285.2	$291.5
Interchange	87.3	88.8
Revenue, net of interchange	$197.9	$202.7

Net Adjusted EBITDA Margin	23%	19%

Segment Information (millions)	Three Months Ended March 31,
	2021	2020
Revenue
Banks	$95.9	$105.8
Merchants	38.7	31.8
Billers	150.6	153.9
Total	$285.2	$291.5
Segment Adjusted EBITDA
Banks	$37.2	$42.4
Merchants	14.7	6.4
Billers	34.0	30.2

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended March 31,
	2021		2020
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net loss	$(0.02)	$(1.9)	$(0.21)	$(24.4)
Adjusted for:
Significant transaction-related expenses	0.01	0.9	0.06	6.8
Amortization of acquisition-related intangibles	0.06	7.0	0.06	7.1
Amortization of acquisition-related software	0.06	6.7	0.07	8.0
Non-cash stock-based compensation	0.04	5.1	0.05	5.3
Total adjustments	$0.17	$19.7	$0.24	$27.2
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.15	$17.8	$0.03	$2.8

Recurring Revenue (millions)	Three Months Ended March 31,
	2021	2020
SaaS and PaaS fees	$195.7	$193.0
Maintenance fees	52.4	53.3
Recurring Revenue	$248.1	$246.3

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended March 31,
	2021	2020
ARR bookings	$9.7	$13.5